CUSIP NO.  950240101                13G                        PAGE 7 OF 8 PAGES


                              EXHIBIT 1 TO SCHEDULE 13G
                   -------------------------------------------


                                  JULY 23, 1997
                   -------------------------------------------



MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND MORGAN STANLEY ASSET

MANAGEMENT INC. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


       MORGAN  STANLEY  ASSET  MANAGEMENT  INC.
BY:    ---------------------------------------------------------------------
       Donald P. Ryan  /  Vice President Morgan Stanley Asset Management Inc.


       MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
BY:    ---------------------------------------------------------------------
       Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated